United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 17, 2014 madison explorations, inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	Pending
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2825 E. Cottonwood Parkway, Suite 500 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Madison Explorations, Inc.	Page 2

Information to be included in report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 14, 2014, Frank McEnulty consented to and was appointed the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison by the board of directors.

Also, on November 14, 2014, Madison accepted the resignation of Brent Inzer the Chief Executive Officer, the Chief Financial Officer, and the Corporate Secretary of Madison. Mr. Inzer’s resignation was not due to, and was not caused by, any disagreement with Madison relating to Madison’s operations, policies or practices.

The board of directors of Madison currently consists of Frank McEnulty as the sole director and as the Chief Executive Officer, the Chief Financial Officer and the Corporate Secretary of Madison.

Frank McEnulty (58 years old) has been a director of Madison since September 2014 and the sole officer of Madison since November 2014. During the last 18 years Mr. McEnulty was President and CFO for Meghan Matthews, Inc a privately held investment management company that specialized in start-up ventures. Mr. McEnulty received an MBA in Entrepreneur and Venture Management from the University of Southern California and degrees in Accounting and Finance from California State University at Long Beach.

During the past three years, Mr. McEnulty has also served as a director of the following listed companies: Ojai Oil Company and Sports Asylum, Inc.

There is no family relationship among the directors or officers of Madison.

During the last two years, there has been no transaction or proposed transaction that Madison was or is a party to in which Mr. McEnulty had or is to have a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 99.1 is incorporated herein by reference.

Item 8.01. Other Events.

On October 28, 2014 the British Columbia Securities Commission (the “BCSC”) revoked the cease trade order (the “CTO”) against Madison as a result of Madison filing all the required disclosure documents as required by applicable regulations of the BCSC and confirming its intention to meet continuous disclosure obligations. The BCSC invoked the CTO on January 20, 2009 as a result of Madison failing to file financial statements, among other continuous disclosure documents, with the BCSC. On May 21, 2014 Madison applied to the BCSC to have the CTO revoked and filed all past and current continuous disclosure documents with the BCSC. As of September 27, 2014, Madison has filed all continuous disclosure documents with the BCSC and has been in compliance with the applicable regulations of the BCSC. See Exhibit 99.1 – Revocation Order for more details.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Revocation Order of British Columbia Securities Commission dated October 28, 2014.	Included

Form 8-K	Madison Explorations, Inc.	Page 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Explorations, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

madison explorations, inc.

	By:	/s/ Frank McEnulty
Dated: November 17, 2014		Frank McEnulty – CEO